SECURITIES AND EXCHANGE COMMISSION
                                 Washington D.C.

                                    FORM 8-K

                                  CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 1998


                               The Ryland Group, Inc.
                         ---------------------------------
               (Exact name of registrant as specified in its charter)



   Maryland                           1-8029                  52-0849948
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(State or other jurisdiction     (Commission File No.)       (IRS Employer
  incorporation)                                          Identification No.)



11000 Broken Land Parkway, Columbia, Maryland                        21044
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (410) 715-7000



                                  Not Applicable
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              (Former name or former address, if changed since last report)


Item 5. Other Events


                     RYLAND ANNOUNCES A SALE OF A PORTION OF ITS
                             LOAN SERVICING PORTFOLIO

The Ryland Group, Inc., (NYSE: RYL) announced that on March 31, 1998 it sold a portion of its third-party loan-servicing portfolio to PNC Mortgage Corp. of America. The portfolio that was sold to PNC Mortgage Corp. of America has an outstanding principal balance of approximately $2.7 billion and represents a majority of the Company's currently owned loan servicing portfolio. The transfer of this sold portion of the loan servicing portfolio is expected to be completed by May 30, 1998. Ryland Mortgage Company (the financial services segment) anticipates reporting a pretax gain on the sale for the first quarter of 1998 of between $6 and $8 million.
     Ryland Mortgage Company will continue to service selected mortgage loans in its portfolio and will service its own originated mortgage loans on an interim basis until the servicing is sold to third parties. Additionally, Ryland will transition out of its subservicing business which currently has an outstanding principal balance of approximately $.8 billion.



                                     SIGNATURES
                                     -----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                  The Ryland Group, Inc.
                                                  -----------------------
                                                  (Registrant)



Date: April 7 , 1998                              MICHAEL D. MANGAN
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                                                  Michael D. Mangan
                                                  Executive Vice President and
                                                  Chief Financial Officer